UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

IGNIS PETROLEUM GROUP, INC.
(Exact name of registrant in its charter)

NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Legacy Town Center, 7160 Dallas Parkway, Suite 380, Plano, Texas 75024
(Address of principal executive offices)

972-526-5250
(Registrant’s telephone number, including area code)

100 Crescent Court, 7th Floor Dallas, Texas 75201
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 4.02	Non−Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 15, 2007, our new independent accountants, Hein and Associates LLP, notified us that certain matters contained in our financial statements for the quarter ended March 31, 2006 require restatement. As a result, we advise that our Form 10-QSB for the three months ended March 31, 2006, filed with the Securities and Exchange Commission on May 22, 2006, may not be relied upon.

While performing their review of our financial statements for the three months ended March 31, 2007, Hein and Associates LLP discovered an error in our accounting for liability relating to a warrant issued to Cornell Capital Partners LP. The warrant liability error relates to adjusting the warrant liability for changes in fair market value on a quarterly basis. We historically recorded the fair market value of the warrant liability at inception with no subsequent adjustments for changes in the market value. As a result, we did not record the gain/loss on change in the warrant liability as of March 31, 2006.

In addition, we identified an error in our recording of the issuance of shares of our common stock. In particular, we did not record a $189,000 charge for the issuance of 128,125 shares of our common stock in August 2005, and we did not record a $644,000 charge for the issuance of 350,000 shares of our common stock in October 2005. This resulted in an understatement of general and administration expense, specifically stock issued as compensation. We also identified an error in the calculation of depletion of $8,467 for the Acom A-6 property in Chambers County, Texas.

The warrant liability error resulted in an understatement of warrant liability of $330,000 for the three and nine months ended March 31, 2006. The share issuance error resulted in an understatement of general and administrative expenses by $189,000 for the issuance of 128,125 shares of our common stock in August 2005 and $644,000 for the issuance of 350,000 shares of our common stock in October 2005. These corrections had no effect on our revenue, total assets, cash flow or liquidity for any period.

The impact of these changes on the consolidated balance sheet as of March 31, 2006, and the statements of operations for the three and nine month periods ended March 31, 2006 is summarized as follows:

	Consolidated Balance Sheet
	As Previously
	Reported	Adjustments	As Restated

As of March 31, 2006
Warrant liability	$3,694,293	$330,000	$4,024,293
Accumulated deficit	(2,909,412)	(330,000)	(3,239,412)
Total stockholders’ equity	2,924,552	(330,000)	2,594,552

	Consolidated Statements of Operations
	As Previously
	Reported	Adjustments	As Restated

Three Months Ended March 31, 2006
Depreciation and depletion	$132,431	$(8,737)	$123,694
General and administrative expenses	753,733	1,551	755,284
Loss from valuation of warrant liability	(574,000)	(330,000)	(904,000)
Net loss	(1,478,696)	(322,814)	(1,801,781)
Net loss per common share:
Basic and diluted loss per common share	$(0.03)	$(0.01)	$(0.04)

Nine Months Ended March 31, 2006
Depreciation and depletion	$161,331	$(8,467)	$152,864
General and administrative expense	2,058,075	834,551	2,892,626
Loss from valuation of warrant liability	(574,000)	(330,000)	(904,000)
Net loss	(2,617,423)	(1,156,084)	(3,773,507)
Net loss per common share:
Basic and diluted loss per common share	$(0.07)	$(0.01)	$(0.08)

We will be filing an amendment to our quarterly report on Form 10-QSB for the three months ended March 31, 2006 to reflect the restatements discussed above as soon as practicable.

Management is currently reviewing prior quarters effective with June 30, 2006, September 30, 2006, and December 31, 2006 to ascertain if the change in value for the warrant liability compared to market value for those periods is material. If the change in warrant liability compared to market value is material, we will restate the effected quarters accordingly.

Our authorized officers have discussed the matters disclosed in this filing with our independent accountant.

On May 21, 2007, we submitted a draft of this report on Form 8-K to our independent accountant, requesting a response to the statements contained therein. A copy of the responsive letter is filed herewith as Exhibit 7.1.

ITEM 9.01	Exhibits.

Exhibit 7.1          Letter from Hein and Associates LLC, dated May 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.
Date: May 21, 2007
	By:	/s/ Shawn L. Clift
Shawn L. Clift
Chief Financial Officer